Exhibit 10.2
August 28, 2023

Kevin Watson
[_______________]
[_______________]

Dear Kevin,

It is my pleasure to confirm our offer of employment with B&N Education, LLC, a subsidiary of Barnes & Noble Education, Inc. (collectively, “BNED” or “Company”). The following represents the key elements of our offer:

Job Title:	EVP, Chief Financial Officer

Department and Location:	BNED Finance Executive – Garden City, NY (Hybrid)

Reports to:	Michael Huseby, CEO

Starting Date:	September 7, 2023

Base Salary:	$540,000 annualized ($20,769.24 bi-weekly)
Payment is subject to standard payroll deductions and withholdings. Your position is considered an exempt position, which means that you will not be eligible for overtime pay for hours worked in excess of 40 hours in a given week.

Annual Incentive Plan:	You are eligible to participate in our FY24 Incentive Compensation Plan. The bonus target for your position is 85% of your base salary, with the first year guaranteed pro-rata. Payments under this plan are based upon achievement of measurable objectives as defined by the Company each fiscal year.

Equity:	You will be eligible to participate in the next Company stock grant, at levels commensurate with other similarly situated executives.

Sign-On Bonus:	You will be granted a $5,000 sign-on bonus, which will be included in your first payroll period and is subject to standard deductions and withholdings, and in line with the Company's regular pay practices. Should you voluntarily leave the Company within twelve months of your start date, you agree to repay the full amount of the sign-on bonus, less payroll taxes, within 30 days of your termination date.

Cell Phone Stipend:	You are eligible to receive $100 per month for cell phone reimbursement. This will be paid in the first pay period of each month.

Benefits:	You will be eligible to enroll in the Company's Benefits Plans. Coverage begins after sixty (60) days of continuous employment. Enrollment information will be provided to you by the Benefits department (benefits@bned.com).

401(k) Savings Plan:	Upon completing 1000 hours of service in a year (i.e., after approximately 6 months of continuous full-time employment), you will become eligible to participate in our 401(k) savings plan. The Company offers an annual discretionary match. You will receive enrollment information from Fidelity Investments in the mail once eligible to join.

Paid Time Off:	You are eligible for twenty (20) vacation days per year. The Company vacation policy follows a calendar year accrual process and employees accrue and earn vacation time with every pay cycle. In addition, you are eligible for an annual grant of four (4) flex days per calendar year, prorated to two (2) days for 2023 based on your hire date.

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

Severance Benefits:	In the event (i) (a) your employment is terminated by the Company without Cause during the first eight (8) months of your employment with the Company or (b) you voluntarily terminate your employment for Good Reason during the first eight (8) months of your employment with the Company, the Company shall pay you an amount equal to your then annual base salary, less all applicable withholding and other applicable taxes and deductions (“Severance Amount”) or (ii) (a) your employment is terminated by the Company without Cause after the first eight (8) months of your employment with the Company or (b) you voluntarily terminate your employment for Good Reason after the first eight (8) months of your employment with the Company, the Company shall pay you an amount equal to your then annual base salary and target bonus amount, less all applicable withholding and other applicable taxes and deductions (also the “Severance Amount”); provided that (c) you execute and deliver to the Company, and do not revoke, a release of all claims against the Company substantially in the form attached hereto as Exhibit A (“Release”) and (d) you have not materially breached as of the date of such termination any provisions of this letter or the attached Agreement Regarding Certain Terms and Conditions of Employment (the “Agreement”) and do not materially breach such provisions at any time during the Relevant Period (as defined in the Agreement). The Company’s obligation to make such payment shall be cancelled upon the occurrence of any such material breach and, in the event such payment has already been made, you shall repay to the Company such payment within 30 days after demand therefor; provided, however, such repayment shall not be required if the Company shall have materially breached this offer letter or the attached Agreement prior to the time of your breach. The Severance Amount shall be paid in cash in a single lump sum on the later of (1) the first day of the month following the month in which such termination occurs and (2) the date the Revocation Period (as defined in the Release) has expired. Notwithstanding anything in this paragraph to the contrary, if a Release is not executed and delivered to the Company within 60 days of such termination of employment (or if such Release is revoked in accordance with its terms), the Severance Amount shall not be paid.

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

Change In Control:	If at any time during your employment (i) there is a Change of Control (as defined below) and (ii) your employment is terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason, in either case, within the first eight (8) months of your employment with Company, then the Company shall (iii) pay you an amount equal to your then annual base salary, less all applicable withholding and other applicable taxes and deductions. If at any time during your employment (iv) there is a Change of Control (as defined below) and (v) your employment is terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason, in either case, after the first eight (8) months of your employment with Company, then the Company shall (vi) pay you an amount equal to your then annual base salary and target bonus amount, less all applicable withholding and other applicable taxes and deductions. (A) The Change of Control Amount are subject to your executing and delivering to the Company (and not revoking) the Release within 60 days following your termination date, (B) the Change of Control Amount shall be paid to you in cash in a single lump sum within 30 days after the date your employment terminates (or, if later, when the Release becomes irrevocable). In the event that it is determined that the aggregate amount of the payments and benefits that could be considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (collectively, with the regulations and other guidance promulgated thereunder, the “Code”; and such payments and benefits, the “Parachute Payments”) that, but for this paragraph would be payable to you under this Agreement or any other plan, policy, or arrangement of the Company or Barnes & Noble Education, Inc. or any affiliate, exceeds the greatest amount of Parachute Payments that could be paid to you without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the aggregate amount of Parachute Payments payable to you shall not exceed the amount that produces the greatest after-tax benefit to you after taking into account any Excise Tax to be payable by you. Any reduction in Parachute Payments pursuant to the immediately preceding sentence shall be made in the following order: (1) cash payments that do not constitute deferred compensation within the meaning of Section 409A of the Code, (2) welfare or in-kind benefits, (3) equity compensation awards and (4) cash payments that do constitute deferred compensation; in each case, such reductions shall be made in the manner that maximizes the present value to you of all such payments. For the avoidance of doubt, the amounts payable to you under this paragraph shall be in lieu of any amounts payable to you under the previous paragraph.

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

As used herein, “Change of Control” shall mean the occurrence of one or more of the following events: (i) during any period of 24 consecutive months, individuals who were Directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a Director of the Company subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director; (ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (or a successor rule thereto)) (the “Exchange Act”) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Corporation”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Corporation or any corporation controlled by the Continuing Corporation or (y) Leonard Riggio, his spouse, his lineal descendants, trusts for the exclusive benefit of any such individuals, the executor or administrator of the estate or the legal representative of any of such individuals and any entity controlled by any of the foregoing Persons (the “Riggio Shareholders”) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities of the Continuing Corporation and (3) at least a majority of the members of the board of directors of the Continuing Corporation were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale; or (iii) any person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate, (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) the Riggio Shareholders) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iii), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

For purposes of this letter, "Cause" means (A) your engaging in intentional misconduct or gross negligence that, in either case, is injurious to Company; (B) your indictment, entry of a plea of nolo contendere, or conviction by a court of competent jurisdiction with respect to any felony or other crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants) or any felony (or equivalent crime in a non-U.S. jurisdiction); (C) any grossly negligent intentional acts or intentional omissions by you in the performance of your duties; (D) fraud, dishonesty, embezzlement, or misappropriation in connection with the performance of the your employment duties and responsibilities; (E) your engaging in any act of intentional misconduct or moral turpitude reasonably likely to adversely affect the Company or its business; (F) your abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects your job performance; (G) your willful failure or refusal to properly perform the duties, responsibilities, or obligations of your employment for reasons other than a Disability as defined below, or authorized leave, or to properly perform or follow any lawful direction by the Company (with the exception of a willful failure or refusal to properly perform based in good faith on the advice of professional consultants, such as attorneys and accountants); or (H) your material breach of this offer letter, the Agreement or of any other contractual duty to, written policy of, or written agreement with the Company (with the exception of a material breach based in good faith on the advice of professional consultants, such as attorneys and accountants); provided that, with respect to clauses (C), (G) and (H), you have failed to cure such circumstances within 10 days following written notice from the Company.

For purposes of this letter, "Good Reason" shall mean the occurrence of one or more of the following events without your written consent: (A) a material diminution of your duties; (B) a material diminution in the authority, duties or responsibilities of the supervisor to whom you are required to report; (C) a reduction in the annual base salary you receive from the Company or a reduction in your target annual bonus, (D) a reduction in your title; (E) a required relocation of your principal place of employment by more than 50 miles or (F) during the two-year period following a Change of Control, a material reduction in the value of the employee benefits provided to you. Notwithstanding the foregoing, you will have grounds to resign for Good Reason only if (I) you notify the Company in writing of the grounds therefor within 60 days following their occurrence, (B) the Company does not cure such grounds within 30 days following the receipt of such notice, and (C) you actually resign your employment within 30 days following the end of such cure period.

For purposes of this letter, the term “Disability” shall mean a written determination by a majority of three physicians (one of which shall be your most recent primary care provider) mutually agreeable to the Company and you (or, in the event of your total physical or mental disability, your legal representative) that you are physically or mentally unable to perform your duties under this letter and that such disability can reasonably be expected to continue for a period of six (6) consecutive months or for shorter period aggregating 180 days in any 12 month period.

For the avoidance of doubt, it is understood that your inability to remain employed by the Company due to a restrictive covenant relating to a former employer shall not constitute a termination by the Company without Cause or a termination by you for Good Reason.

You have represented, and hereby confirm, you are not subject to any currently effective employment contract or any other contractual or other binding obligations pursuant to which your employment or employment activities with or on behalf of the Company may be subject to any restrictions, including without limitation, any agreements or other obligations or documents relating to non-competition, confidentiality, trade secrets, proprietary information or works for hire.

Company is an at-will employer. That means, notwithstanding any statement in this letter, either you or the Company may end the employment relationship at any time and for any reason, with or without notice or cause.

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

This offer of employment is contingent upon successful completion of a background check that satisfies criteria of employment at Barnes & Noble Education. In addition, per federal immigration law, you will be asked to provide documents that demonstrate your identity and eligibility for employment in the United States. This offer of employment is contingent upon such satisfactory proof.

To confirm your acceptance of this offer of employment, kindly proceed with the electronic signature process. If this offer is not signed, the Company’s offer of employment shall be deemed to be rescinded and without effect. Should you have any queries or require further clarification, please feel free to reach out to me directly.

We are eagerly anticipating your addition to our family of brands and are confident that your time here will be both fulfilling and enriching. Congratulations!

Sincerely,

Maureen Paradine

Maureen Paradine
SVP, Chief Human Resources Officer
Barnes & Noble Education, Inc

Agreed and Accepted:
Kevin Watson

Signature: /s/ Kevin Watson        Date: 08/28/2023

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

Exhibit A
GENERAL RELEASE AND WAIVER

1. Kevin Watson (“Employee” or “Releasor”) hereby acknowledges and agrees Employee’s employment with B&N Education, LLC, a subsidiary of Barnes & Noble Education, Inc. (collectively, “BNED” or “Company”) on __________, 20__ (the “Termination Date”).
2. Employee acknowledges and agrees that Employee’s executing this General Release and Waiver (“Release” or “Agreement”) is a condition precedent to the Company’s obligation to pay (and the Employee’s right to retain) the Severance Amount as defined in the offer letter dated as of August 24, 2023 including the attached Agreement, between Employee and the Company (such offer letter and agreement referred to collectively herein as the “Employment Agreement” and such payments and benefits collectively referred to herein as the “Separation Benefit”, as further described in this Section 2), that the Separation Benefit is adequate consideration for this Release, and that any monetary or other benefits that, prior to the execution of this Release, Employee may have earned or accrued, or to which Employee may have been entitled, have been paid or will be paid, or such payments or benefits have been released, waived or settled by Releasor (as defined below) except as expressly provided in this Release. Employee also acknowledges that, prior to or contemporaneous with Employee’s execution of this Release, Employee received all wages and other payments, including accrued vacation pay and bonuses if any, that were earned by and owed to Employee from the Company or any Releasee. Employee understands that Employee will receive all payment for wages owed to Employee upon termination regardless of whether Employee signs this Release.
In consideration for signing this Agreement, and complying with its terms, Employee agrees that, after Employee’s delivery to the Company of this fully executed Release as set forth below and the expiration of the Revocation Period (defined below), Employee shall accept from the Company, and on behalf of the Company and each Releasee (as defined below), the Separation Benefit in the gross amount of ___________ in accordance with the Company’s normal pay practices, less lawful deductions and withholdings. Employee and the Company understand and agree the Separation Benefit shall be regarded as “wages” from the Company for purposes of reporting and withholding the appropriate federal, state, and local income and employment taxes. In the event it is subsequently determined that any federal, state, or local taxes are owed with respect to the Separation Benefit or any portion thereof, Employee expressly acknowledges and agrees Employee and/or the Releasors, and not Company or the Releasees, will be responsible for the payment of any such taxes, liabilities, payments, costs, interest, and penalties. Except such taxes for which an employer is solely liable, Employee agrees to indemnify and hold harmless Company and the Releasees to the full extent of any such taxes, liabilities, payments, costs, interest, and penalties that may be assessed against the Company or the Releasees in connection with the Separation Benefit. Employee further acknowledges and agrees the Company has not provided any tax advice related to the Separation Benefit.
Employee, on behalf of Employee and Employee’s spouse and dependents, as applicable, may elect to continue medical and dental benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), if Employee was enrolled in the Company provided benefits as of the Separation Date.
In the event it is determined the aggregate amount of the payments and benefits comprising the Separation Benefit that could be considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (collectively, with the regulations and other guidance promulgated thereunder, the “Code”; and such payments and benefits, the “Parachute Payments”) that, but for this paragraph would be payable to you under this Release or any other plan, policy, or arrangement of the Company, exceeds the greatest amount of Parachute Payments that could be paid to you without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the aggregate amount of Parachute Payments payable to you shall not exceed the amount that produces the greatest after-tax benefit to you after taking into account any Excise Tax to be payable by you. Any reduction in Parachute Payments pursuant to the immediately preceding sentence shall be made in the following order: (1) cash payments that do not constitute deferred compensation within the meaning of Section 409A of the Code, (2) welfare or in-kind benefits, (3) equity compensation awards, and (4) cash payments that do constitute deferred compensation; in each case, such reductions shall be made in the manner that maximizes the present value to you of all such payments. For the avoidance of doubt, the amounts payable to you under this paragraph shall be in lieu of any amounts payable to you under the prior paragraph.

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

Employee affirms and warrants that Employee has informed the Company Benefits Department in writing if Employee (i) is a Medicare beneficiary; (ii) is currently receiving, has received in the past, or is eligible for benefits from Medicare; or (iii) has applied for or sought benefits from Medicare. Employee agrees to indemnify and hold the Company harmless for any penalties or liability, including interest, that may be asserted against the Company pursuant to Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, 42 U.S.C. § 1395y(b)(8), as a result of the payments and benefits described in section 2 of this Release.
3. (a) THIS SECTION PROVIDES A COMPLETE RELEASE AND WAIVER OF ALL EXISTING AND POTENTIAL CLAIMS EMPLOYEE MAY HAVE AGAINST EVERY PERSON AND ENTITY INCLUDED WITHIN THE DESCRIPTION BELOW OF “RELEASEE.” BEFORE EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MUST READ THIS SECTION CAREFULLY, AND MAKE SURE THAT EMPLOYEE UNDERSTANDS IT FULLY.
(b)    In consideration of Employee’s receipt and acceptance of the Separation Benefit from the Company, and on behalf of the Company and each Releasee, Employee, on Employee’s behalf and on behalf of Employee’s heirs, executors, administrators, successors and assigns (collectively, “Releasor”), hereby irrevocably, unconditionally and generally releases the Company, its current and former officers, directors, shareholders, trustees, parents, members, managers, affiliates, subsidiaries, branches, divisions, benefit plans, agents, attorneys, advisors, counselors and employees, and the current and former officers, directors, shareholders, agents, attorneys, advisors, counselors and employees of any such parent, affiliate, subsidiary, branch or division of the Company and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing (each, a “Releasee”), from or in connection with, and hereby waives and/or settles, except as provided in Section 3(c) herein, any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands, known or unknown and of any nature whatsoever, whether or not related to employment, and which Releasor ever had, now has or hereafter can, shall or may have as of the date of this Release, including, without limitation, (i) any rights and/or claims arising under any contract, express or implied, written or oral, including, without limitation, the Employment Agreement; (ii) any rights and/or claims arising under any applicable foreign, federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices, including, without limitation, family and medical, and/or, specifically, that prohibit discrimination based upon age, race, religion, sex, color, creed, national origin, sexual orientation, marital status, disability, medical condition, pregnancy, veteran status or any other unlawful bases, including, without limitation, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Immigration Reform and Control Act, the Fair Credit Reporting Act, the Consumer Credit Protection Act, the Fair Labor Standards Act, the National Labor Relations Act, the Uniform Services Employment and Reemployment Rights Act of 1994, the Genetic Information Nondiscrimination Act, the Occupational Safety and Health Act, the Patient Protection and Affordable Care Act, the Drug-Free Workplace Act, the Equal Pay Act, the Americans with Disabilities Act of 1990, as amended, the Family Medical Leave Act of 1993, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar applicable statutes, orders, laws, ordinances, regulations or the like, or case law, of the State of New Jersey and the State of New York and any state in which any Releasee is subject to jurisdiction, or any political subdivision thereof, including, without limitation, and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes, orders, laws, ordinances, regulations or the like; (iii) any waivable rights and/or claims relating to wages and hours, including under state or local labor or wage payment laws; (iv) any rights and/or claims to benefits that Employee may have or become entitled to receive under any severance, termination, change of control, bonus or similar policy, plan, program, agreement or similar or related arrangements, including, without limitation, any offer letter, letter agreement or employment agreement between Employee and the Company (except as set forth in Section 3(c) below); (v) any rights and/or claims that Employee may have to receive any equity in the Company (whether restricted or unrestricted) in the future; and (vi) and any rights and/or claims for attorneys’ fees. Employee agrees not to challenge or contest the reasonableness, validity, or enforceability of this Release.
If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which any Releasee is a party.
(c)    Notwithstanding the foregoing, Employee does not release any Releasee from any of the following rights and/or claims: (i) any rights and/or claims Employee may have that arise after the date Employee signs this Release; (ii) any rights and/or claims that by law cannot be waived by private agreement; (iii) Employee’s right to file a charge or report with, or participate in, any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission (“EEOC”) or other government agency; provided that even though

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

Employee can file a charge or report or participate in an investigation or proceeding conducted by the EEOC or other government agency, by executing this Release, Employee is waiving Employee’s ability to obtain relief of any kind from any Releasee to the extent permitted by law (but Employee does not waive the right to any recovery authorized under Section 21F of the Securities Exchange Act of 1934); (iv) Employee’s non-forfeitable rights to accrued benefits (within the meaning of Sections 203 and 204 of ERISA); (v) any rights and/or claims to insurance coverage under any directors’ and officers’ personal liability insurance or fiduciary insurance policy; (vi) benefits and/or the right to seek benefits under applicable workers' compensation (but claims for retaliation for exercising workers’ compensation rights are waived); (vii) benefits and/or the right to seek benefits under applicable unemployment insurance law; or (viii) vested benefits under the Company’s 401(k) plan.
4. Nothing in or about this Release is intended to, and shall not, prohibit Employee from engaging in the following activities, and the limitations herein shall not apply to the disclosure of Confidential Information (as defined in the Employment Agreement) under the following circumstances: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with a government agency that is responsible for enforcing a law; (ii) providing Confidential Information to the extent required by law or legal process or permitted by Section 21F of the Securities Exchange Act of 1934; or (iii) cooperating with or participating or assisting in any government or regulatory entity investigation or proceeding. With respect to each of these three scenarios, however, Employee agrees to take all reasonable steps to prevent the disclosure of Confidential Information beyond the allowable parameters described in this Section 4.
5. Employee represents and warrants that Employee has not filed or commenced any complaints, claims, actions, or proceedings of any kind against any Releasee with any federal, state, or local court or any administrative, regulatory or arbitration agency or body except those that Employee has listed with specificity next to Employee’s name in the signature block below; provided, however, that Employee is not required to disclose any complaint or other disclosures that are required or protected under the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, 18 U.S.C. §1513(e), or any other law, rule, or regulation that is subject to the jurisdiction of the Securities and Exchange Commission (collectively, “SEC Actions”). Notwithstanding the above, Employee agrees that Employee shall dismiss any of the foregoing that have been filed except for SEC Actions. Except for Employee’s right to bring a proceeding pursuant to the OWBPA to challenge the validity of the release of claims pursuant to the ADEA, and otherwise as provided herein or permitted by law, Employee agrees not to commence, maintain, prosecute or participate as a party in any action or proceeding in any court or arbitration forum against the Company or any other Releasee with respect to any act, omission, transaction or occurrence up to and including the date of the execution of this Release. Employee further agrees not to instigate, encourage, assist or participate in any court action or arbitration proceeding commenced by any other person (except a government agency) against the Company, or any other Releasee. In the event any government agency seeks to obtain any relief on behalf of Employee with regard to any claim released and waived by section 3(b) of this Release, Employee covenants not to accept, recover or receive any monetary relief or award that may arise out of or in connection with any such proceeding.
Employee hereby waives any right to, and agrees not to, seek reinstatement or employment of any kind with any Releasee for a period of six (6) months following receipt of the entire Separation Benefit. Without waiver by any Releasee of the foregoing, the existence of this Release shall be a valid, nondiscriminatory basis for rejecting any such application or, in the event Employee obtains such employment, for terminating such employment.
This Release and the Separation Benefit are not intended to be, shall not be construed as, and are not an admission or concession by any Releasee of any wrongdoing or illegal or actionable acts or omissions.
6. (a) Employee hereby represents and agrees that, except as shall be required by law or as permitted under Section 3(c)(iii) or Section 4 of this Release, Employee shall (i) keep confidential and not disclose orally or in writing, to any person (except as may be required by law and as to Employee’s immediate family, attorneys and accountant/financial advisor) any and all information concerning the existence or terms of this Release and the amount of any payments made hereunder and (ii) keep confidential and not disclose orally or in writing, directly or indirectly, to any person (except Employee’s immediate family, attorneys and accountant/financial advisor), any and all information concerning any potential claims or causes of action that are being released in this Release, or allegations or facts that would support such claims or causes of action.
(b)    If Employee is requested or required (by oral questions, interrogatories, requests for information, or documents, subpoena, civil investigative demand or similar process) to disclose any information covered by Section 6(a) herein, Employee shall promptly notify the Company by email to legaldepartment@bned.com of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure,

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

or, in the discretion of the Company, to waive compliance with the provisions of this Release. Employee shall use reasonable efforts, in cooperation with the Company or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is compelled to disclose such information or else stand liable for contempt or suffer other sanction, censure, or penalty, Employee shall disclose only so much of such information to the party compelling disclosure as Employee believes in good faith on the basis of advice of counsel is required by law, and Employee shall give the Company prior notice of such information Employee believes Employee is required to disclose.
(c)    Employee affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Employee signs this Agreement. Employee also affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. In addition, Employee affirms that Employee has no known workplace injuries or occupational diseases not previously reported. Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud. Employee is also not aware of any facts or information concerning any illegality or wrongdoing by the Company.
7. (a) Except as shall be required by law or as permitted under Section 3(c)(iii) or Section 4 of this Release, Employee shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning any Releasee in a manner that is disloyal, reckless, or maliciously untrue. Employee further represents and agrees Employee has not and will not engage in any conduct or take any actions whatsoever to cause or influence any person or entity, including, but not limited to, any past, present or prospective employee of the Company, to initiate oral, written or electronic negative, disparaging or adverse statements or representations of or concerning the Company or any Releasee that are disloyal, reckless, or maliciously untrue. To the fullest extent permitted under applicable law, Employee agrees that Employee will not, directly or indirectly, discuss or otherwise disclose any of the facts underlying this Release, the existence of this Release, or the terms of the settlement to any wire service, newspaper, radio, or television reporter, online news or other communication service, application, or website (whether a blog or through any form of social media now or hereinafter in existence, including but not limited to Facebook, Twitter, Instagram, TikTok or the like), or any other media representative, including any legal article, legal periodical, journal, case/settlement gathering source, or any other person or entity. For the avoidance of doubt, nothing herein shall be interpreted to prevent, discourage, or prohibit Employee from participating in, or assisting others in participating in, any activity under Section 7 of the Act or otherwise cooperating with the NLRB under the Act.
(b)    Without limitation to the survival of any other terms of the Employment Agreement subsequent to the end of Employee’s employment, the expiration or termination of the Employment Agreement, and/or the execution and effectiveness of this Release, Employee and the Company expressly acknowledge that the terms of Sections 3 through 6 of the Employment Agreement survive and shall be in full force and effect as provided in the Agreement.
(c)    Employee shall direct all requests and inquiries concerning Employee’s possible employment by prospective employers to the HR Service Center at 1-833-474-2633 or hrconnect@bned.com, which will comply with the Company’s neutral reference policy.
(d)    Employee represents and agrees that Employee has returned to the Company all property of the Company, including without limitation, any keys to the offices or properties of the Company, and Company identification cards, computers, cellular telephones, or other equipment. Employee affirms that Employee is in possession of all of Employee’s property that Employee had at the Company’s premises and that the Company is not in possession of any of Employee’s property.
8. The covenants, representations, and acknowledgments made by Employee in this Release shall continue to have full force and effect after the execution and effectiveness of this Release and the delivery of the Separation Benefit, and this Release shall inure to the benefit of each Releasee, and the successors and assigns of each of them, to the extent necessary to preserve the intended benefits of such provisions. If any section of this Release is determined to be void, voidable, or unenforceable, excluding the general release language, it shall have no effect on the remainder of this Release, which shall remain in full force and effect, and the provisions so held invalid or unenforceable shall be deemed modified as to give such provisions the maximum effect permitted by applicable law. The Company shall be excused and released from any obligation to make payment of the Separation Benefit, and Employee shall be obligated to return to the Company the Separation Benefit, in the event that Employee is found to have (a) made a material misstatement in any term, condition, covenant, representation, or acknowledgment in this Release, or (b) Employee is found to have committed or commits a

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665

material breach of any term, condition, or covenant in this Release. Employee understands and acknowledges that if Employee breaches this Release, Employee’s release and waiver of claims contained in this Release remain in full force and effect.
9. This Release and the Employment Agreement constitute the sole and complete agreement between the parties with respect to the matters set forth therein and, except for the Employment Agreement (which shall continue in full force and effect as stated therein), supersedes all prior agreements, understandings, and arrangements, oral or written, between Employee and the Company with respect to the subject matter thereof. This Release may not be amended or modified except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by the other party with any term or provision of this Release to be performed or complied with by such other party.
10. With respect to any claims or disputes under or in connection with this Release or any claims released under Section 3 of this Release, Employee and the Company hereby acknowledge and agree that Section 9 of the Agreement shall govern. Employee acknowledges that a breach or threatened breach of the provisions of this Release may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law, and that such violation may result in irreparable and continuing harm to the Company. Accordingly, Employee agrees that, in addition to any other remedy that the Company may have at law or in equity, the Company shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance and Employee hereby waives any requirements for security or posting of any bond in connection with such relief. No specification in this Release of any particular remedy shall be construed as a waiver or prohibition of any other remedies (including claims for damages) in the event of a breach or threatened breach of this Release.
11. Employee agrees and acknowledges that (a) Employee has had an adequate opportunity to review this Release and all of its terms, (b) Employee understands all of the terms of this Release, which are fair, reasonable, and are not the result of any fraud, duress, coercion, pressure, or undue influence exercised by or on behalf of any Releasee, and (c) Employee has agreed to and/or entered into this Release and all of the terms hereof, knowingly, freely, and voluntarily.
12. Older Worker Benefit Protection Act. By executing this Release, Releasor acknowledges that (a) Employee has been advised by the Company to consult with an attorney before executing this Release; (b) Employee was provided and has adequate time (that is, 21 days) to review this Release and to consider whether to sign this Release, (c) Employee has been advised that Employee has seven (7) days following execution to revoke this Release (“Revocation Period”), (d) the Release is written in a manner calculated to be understood by Employee, (e) the Release represents Employee’s knowing and voluntary release of any and all claims that Employee might have up through the date this Release is signed, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, (f) Employee has not been asked to release, nor has Employee released, any claim that may arise after the date of this Release, and (g) the consideration that Employee will receive in exchange for signing this Release (that is, the Separation Benefit) is something of value to which Employee was not already entitled. Notwithstanding anything to the contrary contained herein or in the Employment Agreement, this Release shall not be effective or enforceable, and the Separation Benefit is not payable and shall not be delivered or paid by the Company, until the Revocation Period has expired (that is, the 8th day after the Employee signs the Release) and provided that Employee has not revoked this Release. Employee agrees that any revocation shall be made in writing and delivered to Rhea Kaston via email at rkaston@bncollege.com in a manner such that it is delivered before the expiration of the Revocation Period. Employee acknowledges that revocation of this Release shall result in the Company’s not having an obligation to pay the Separation Benefit. Employee agrees any modifications, material or otherwise, made to this Release, do not restart or affect in any manner the original twenty-one (21) calendar day consideration period.
13. In the event any signature is delivered by electronic transmission, such signature shall create a valid and binding obligation of the party executing the same with the same force and effect as if such electronic signature page were an original thereof.
SO AGREED:
Kevin Watson

Signature: _________________________________________        Date: ______________________________

Barnes & Noble Education
120 Mountain View Boulevard
Basking Ridge, New Jersey 07920
(908) 991-2665